Exhibit 10.5


                              CONSULTING AGREEMENT

AGREEMENT, dated as of the 25th day of February 2003, be and between Jeffrey M. Trenk, an individual with an address at 8145 East Evans Road, Suite 3, Scottsdale, AZ 85260 ("Consultant") and Showintel Networks, Inc., a Nevada corporation with executive offices in Collierville, TN ("the Company").

                                   WITNESSETH:

WHEREAS, Consultant is familiar with the Company's industry and is willing to provide consulting services to the Company in order to assist the Company in the development of its business;

WHEREAS, the Company desires to engage Consultant to provide services to it, and Consultant is willing to provide such services on and subject to the terms of this Agreement;

WHEREFORE, the parties do hereby agree as follows:

     1. The Company hereby engages Consultant to perform Services, as hereinafter defined during the one-year period commencing on the date of this Agreement.
     2. The services ("Services") to be performed by Consultant shall include, but not limited:
          (a)  The review and analysis of the Company's business plan.
          (b)  Development of strategies for growth.
     3. The Services being performed by Consultant shall be performed at his offices, at the Company's offices or at such location as Consultant and the Company shall jointly deem appropriate. Consultant shall report to such senior executive officer, as the Company shall specify. Initially, Consultant shall report to the Chief Executive Officer.
     4. In consideration of the Services rendered and to be rendered by Consultant, the company shall pay Consultant as compensation for Services, a fee of $30,000.00. Consultant, however, recognized that the Company's present cash position does not enable it to make such payment in cash. In lieu of the cash payment, Consultant will accept 300,000 S8 shares of Company's common stock, par value of $0.001 per share ("Common Stock"), in full payment of all amounts due under this Consulting Agreement.
     5. Consultant acknowledges that in connection with the Services rendered pursuant to this Agreement. Consultant may have access to confidential and proprietary technical information that belongs to the Company and/or its subsidiaries. Confidential information for purposes of the Paragraph 5 shall mean technical proprietary information which is expressly marked confidential and which relates to the Company's proprietary products and technology. Consultant agrees to treat as confidential and proprietary, and not use or assist others in using,
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          such information other than as required by this Agreement or is necessary for the performance of Services contemplated by this Agreement. Any permitted disclosure, which may be necessary in connection with the performances of services pursuant to this Agreement, shall be made only on a need to know basis to a person who has agreed to be bound by the confidentiality provision of this Paragraph 5. The obligation of confidentiality shall not apply to any information which (a) is received by Consultant from another party not under an obligation of confidentiality, (b) becomes public knowledge in the industry other than as a result of a violation of an obligation of confidentiality, or (c) is required to be disclosed pursuant to law or legal process, provided, such disclosed pursuant to law or legal process, provided, such disclosure, promptly notify the Company in order to enable the Company to seek a protective order, and Consultant shall not make any disclosure until and unless ordered to do so by the court, in which event Consultant disclose only the material which is required to be disclosed under the court order. In the event that Consultant breaches its obligation of confidentiality pursuant to this paragraph 5, Consultant consents to comply with these provisions. This Paragraph 5 shall not affect of limit, and the injunctive relief provided in this Paragraph 5 shall be in addition to, any other remedies available to the Company or any of its subsidiaries, whether wholly or partially owned by the Company at law or in equity.
     6. In all matters relating to this Agreement, the Company and Consultant shall act as independent contractors, neither shall be the employee of the other, and each shall assume any and all liability for its own acts. Neither the Company nor Consultant shall have any authority to assume or create obligations, express or implied, on behalf of the other party or any subsidiary or affiliate of the other party, and neither party shall have any authority to represent any other party as its agent, employee, partner, or in any other capacity.
     7. This Agreement constitutes the entire agreement and understanding of the parties, superseding any and all prior written or contemporaneous oral agreement, understandings and letters of Intent, and may not be modified or amended nor any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by both parties in the case of a modification or amendment or the party to be charged in the case of a waiver. No course of conduct or dealing and not trade custom or usage shall be construed to modify or amend any of the provisions of this Agreement. The failure of any of the parties to this Agreement to enforce any provision of this Agreement on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or of any other provision.
     8. Any notice under the provision of this Agreement shall be given in writing and by hand, overnight carrier or messenger service, against signed receipt or acknowledgment or receipt, registered or certified mail, return receipt requested, or telecopier or similar means of communications if confirmed by mail as provided in this Paragraph 8, t the parities at their respective addresses set forth at the beginning of this Agreement or by telecopier to the Company at 801-880-9817 or the Consultant at 8145 East Evans Road, Suite 3, Scottsdale, AZ 85260. Notices to the company shall be sent to the attention of the person executing this Agreement on behalf of such party. Either party may, by like notice, change the person, address or telecopier number to which notice should be sent.

     9. This Agreement and the respective rights, duties and obligations of the parties pursuant to this Agreement, shall be governed and construed in accordance with the laws of the State of Arizona applicable to agreements executed and to be performed wholly within such state without regard to the principles of conflict of law. Each party hereby (I) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in Scottsdale, AZ,
          (ii) irrevocably submits to and accepts, with respect to its properties and assets, generally and unconditionally, in the personal jurisdiction of the aforesaid courts and waives the defense of an inconvenient forum to the maintenance of such action or proceeding, and (iii) agrees that service in any such action may be made either by mailing or delivering a copy of such process to such party in the manner set forth in Paragraph 8 of this Agreement, other than by facsimile transmission, or by any other manner permitted by law.
     10. This Agreement shall bind and inure to the benefit of the parties, and their respective executors, administrators, successors and assigns.
     11. If any provision of this Agreement is found to be void or unenforceable by court of competent jurisdiction, the remaining provisions of this Agreement, shall, nevertheless, be binding, upon the parties with the same force and effect as though the unenforceable part has been severed and deleted.
     12. Each of the parties to this agreement shall execute and deliver to the other party, without charge to the other party, any further instruments and documents and take such other action as may be requested by the other party in order to provide for the other party the benefits of this Agreement.
     13. All references to the masculine, feminine, and neuter genders shall include the other genders, the singular shall include the plural, and the plural shall include the singular.
     14. This Agreement may be executed in one or more counterparts, all of which shall be deemed to be duplicate originals.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                        /s/ David V. Lott
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                                        /s/ Jeffrey M. Trenk
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